UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

CNL LIFESTYLE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	20-0183627
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801 (Address of principal executive offices) (Zip code) Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Pending Sale –Resort Village Properties

On May 31, 2016, CNL Lifestyle Properties, Inc., through various operating subsidiaries (collectively, the “Company”), entered into an asset purchase agreement (the “U.S. Purchase Agreement”) with Imperium Blue Ski Villages, LLC (“Buyer”), for the sale of the Company’s interests in certain condominium units and other assets related thereto at five resort villages:

•	Village at Snowshoe — Snowshoe Mountain Resort, located in Pocahontas County, West Virginia;
•	Village at Mammoth — Mammoth Mountain Resort located in Mono County, California;
•	Village at Copper — Copper Mountain Resort located in Summit County, Colorado;
•	Village at Stratton — Stratton Mountain Resort located in Windham County, Vermont; and
•	Village at Baytowne Wharf — Sandestin Resort located in Walton County, Florida.

(collectively, the “U.S. Resort Village Properties”) pursuant to the terms of the U.S. Purchase Agreement. On June 29, 2016, the parties entered into a First Amendment to the U.S. Purchase Agreement. Pursuant to the U.S. Purchase Agreement, as amended, the sale price for the U.S. Resort Village Properties is approximately $79.0 million, subject to certain adjustments described in the U.S. Purchase Agreement. Buyer has paid into escrow a $0.5 million earnest money deposit. If Buyer does not terminate the U.S. Purchase Agreement on or before the end of the due diligence period on July 22, 2016, Buyer will then provide an additional deposit of $1.5 million, and the earnest money deposits will be nonrefundable, except in the event of the Company’s breach of the U.S. Purchase Agreement or the failure to satisfy conditions to the consummation of the sale.

The U.S. Purchase Agreement contains customary representations, warranties, covenants and indemnities of the Company and the Buyer. The Company currently anticipates that the consummation of the sale will occur on or about August 26, 2016; provided, however, there can be no assurance that the sale will ultimately be completed. Closing of the U.S. Purchase Agreement is contingent on the closing of the Canadian Purchase Agreements referred to below.

On June 30, 2016, the Company entered into an asset purchase agreement and a share purchase agreement (the “Canadian Purchase Agreements”) with Buyer for the sale of (a) certain condominium units and other assets related thereto located in the Town of Blue Mountains, Ontario, (b) the beneficial interest in and to certain condominium units and other assets related thereto located in Whistler, British Columbia and (c) all of the shares of US Canadian Property Alpha Whistler Nominee Corp., a company incorporated pursuant to the laws of the Province of British Columbia and the holder of title to certain condominium units in Whistler (collectively, (a) - (c), the “Canadian Resort Properties,” and together with the U.S. Resort Village Properties, the “Resort Village Properties”). The sale price for the Canadian Resort Properties is approximately $24.0 million.

The Canadian Purchase Agreements contain customary representations, warranties, covenants and indemnities of the Company and the Buyer. The Company currently anticipates that the consummation of the transactions described in the Canadian Purchase Agreements will occur on or about August 26, 2016; provided, however, there can be no assurance that the transactions will ultimately be completed. Closing of the Canadian Purchase Agreements is contingent on the closing of the U.S. Purchase Agreement.

Item 8.01.	Other Events.

Sale of Remaining Marinas Properties and Vacant Land

As previously announced, the Company entered into a purchase and sale agreement on May 12, 2015 with AIM Marina Holdings, LLC, an unaffiliated third party (“Buyer”), for the sale of the Company’s entire portfolio of marina assets comprised of 17 properties (the “Marinas Properties”). Through December 31,

2

2015, the Company completed the sale of 12 of the Marinas Properties as reported in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 25, 2015. During April and May of 2016, the Company closed on the sale of the remaining five Marinas Properties. The aggregate sales price for the sale of these five properties was approximately $50.7 million, which exceeded the Company’s net carrying value of the properties. The net cash to the Company was approximately $33.4 million after closing costs, repayment of approximately $10.5 million of debt, and accrued interest. In the aggregate, the sales price for all 17 Marinas Properties was $112.5 million and the Company received approximately $86.3 million in net cash. No disposition fee was paid to the Advisor on the sale of the Marinas Properties.

Also as previously announced, the Company has entered into a purchase and sale agreement to sell its 1,553 acres of land in Granby, Colorado. The sale of the Granby land was completed on June 10, 2016, and resulted in the receipt by the Company of $4.3 million in net sales proceeds. No disposition fee was paid to the Advisor in connection with the sale.

As a result of the sale of the Marinas Properties and the Granby unimproved land, the Company’s portfolio is now comprised solely of 43 ski and mountain lifestyle and attractions properties, including its interests in Resort Village Properties subject to the purchase and sale agreements referred to above. The Company, together with its financial advisor Jefferies, LLC, continues to proceed with its evaluation of strategic alternatives with respect to its remaining portfolio of ski and mountain lifestyle and attractions properties in an effort to provide stockholders with liquidity of their investment. As the Company continues such evaluation and subject to continuing to satisfy the Company’s REIT’s qualification requirements, the Board of Directors of the Company may consider changes to the Company’s distribution policy, which currently provides for a quarterly distribution of $0.05 per share.

Cautionary Note Regarding Forward-Looking Statements

Statements above that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, timing and consummation of the sales of the Resort Village Properties, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s

Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.cnllifestylereit.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2016		CNL LIFESTYLE PROPERTIES, INC. a Maryland Corporation

	By:	/s/ Tammy J. Tipton

Tammy J. Tipton Chief Financial Officer and Treasurer